Exhibit 99.1

PHH CORPORATION PROVIDES LIQUIDITY UPDATE

Mt. Laurel, NJ — December 27, 2011 - PHH Corporation (NYSE: PHH) (“PHH” or the “Company”) today provided an update on its liquidity and credit availability.  Prior to the Company’s fourth quarter 2011 earnings conference call, the Company intends to provide updates to the market regarding its funding, liquidity and financial metrics.

PHH Has $9.8 Billion of Financing Arrangements in Addition to Revolving Credit Facility as of December 21, 2011.

Based on unrestricted cash and cash equivalents of $322 million, revolving credit facility availability of $510 million, and other financing arrangements of $9.8 billion, all as of December 21, 2011, PHH projects sufficient liquidity to retire its debt obligations maturing in 2012 and support its ongoing business operations.

With the exception of the Fannie Mae early funding committed facility (discussed below), none of the Company’s committed financing facilities are subject to termination, acceleration, modification,  collateral posting or adverse price changes solely as a result of a downgrade of the Company’s unsecured debt ratings below investment grade.

PHH Projects Sufficient Liquidity to Extend Revolving Credit Facility, Fund Ongoing Business Operations and Retire Unsecured Debt Maturing in 2012

At December 21, 2011:

•                  PHH Corporation had $322 million in unrestricted cash and cash equivalents and approximately $510 million in availability under the Company’s unsecured revolving credit agreement, totaling approximately $832 million in total liquidity. There have been no material changes to this liquidity position since December 21, 2011. The Company also has $9.8 billion of mortgage and fleet financing arrangements.

•                  The Company’s $832 million in liquidity substantially exceeds the minimum liquidity that is a condition to extending the maturity of the Company’s existing revolving credit facility to February 28, 2013, as well as the amount required to retire all of the Company’s unsecured debt obligations maturing in 2012, totaling $250 million.

Summary of Existing Mortgage Financing Facilities and Fleet Financing Arrangements

Mortgage - $6.5 Billion of Financing Facilities

The Company currently maintains 13 separate mortgage-related financing facilities.  The Company primarily uses warehouse and gestation facilities to fund closed loans that have been pre-sold on a committed basis to, or sold pursuant to programs sponsored by, Fannie Mae, Freddie Mac and Ginnie Mae.

Mortgage warehouse facilities are generally structured as 364-day repurchase agreements and are essentially collateralized borrowings with loans originated by the Company serving as the underlying collateral.  As secured financings, the advance rate and financing cost under such facilities are primarily based on the historical quality and performance of the Company’s loan originations rather than the Company’s unsecured debt ratings.  Based on the quality and historical performance of its originated loans and subject to the discussion below concerning the Fannie Mae committed early funding facility, the Company believes it will be able to successfully renew its various mortgage warehouse and gestation facilities as they become due.

As of December 21, 2011:

•                  Mortgage segment had a total of $6.5 billion of financing facilities available to it, comprised of approximately $4.2 billion in committed facilities and approximately $2.2 billion in uncommitted facilities.  This includes $1 billion of committed and $2 billion of uncommitted facilities provided by Fannie Mae as discussed below.

•                  There was a total of $3.2 billion of available capacity under these various facilities.

Except for the Fannie Mae committed early funding facility (discussed below), none of these financing arrangements are subject to termination, acceleration, modification, collateral posting or adverse pricing changes solely as a result of a downgrade of the Company’s unsecured debt ratings below investment grade.   See the attached Appendix A for further details concerning the Company’s mortgage financing facilities.

Update on Fannie Mae Committed Early Funding Facility

As previously disclosed, the Company renewed its $1 billion committed early funding facility with Fannie Mae on December 15, 2011.  This facility provides committed early funding of closed loans pre-sold to, or sold pursuant to programs sponsored by, Fannie Mae.  Fannie Mae also currently provides the Company with $2 billion of uncommitted early funding capacity in addition to the $1 billion of committed capacity.

Due to the recent Standard and Poor’s ratings action, Fannie Mae may terminate or modify its $1 billion committed early funding facility or waive its termination rights and continue to provide such funding on a committed or an uncommitted basis.  Prior to 2010, all of the early funding provided by Fannie Mae to the Company was provided on an uncommitted basis.  Should Fannie Mae terminate the $1 billion committed facility, the Company believes it still would have sufficient availability under its mortgage financing facilities, assuming the renewals of such facilities, to support its expected 2012 mortgage origination levels based, in part, on the Company’s loan volume and interest rate forecasts.

Fleet Management - $3.3 Billion of Committed Financing Arrangements

As of December 21, 2011, the Company’s Fleet segment had a total of $3.3 billion of committed financing arrangements with a total amount outstanding of $3.0 billion. None of these financing arrangements are subject to termination, acceleration, modification, collateral posting or pricing changes solely as a result of a downgrade of the Company’s unsecured debt ratings below investment grade.

The Company primarily funds its Fleet leasing operations through its subsidiaries, Chesapeake Funding LLC and Fleet Leasing Receivables Trust.  Substantially all of the debt issued by these entities is AAA rated.  Since the debt issued by these entities is in the form of asset-backed securities, the ratings of such debt securities are primarily based on the credit quality of the lessees providing the underlying Fleet lease cash flows.  Furthermore, such debt securities are non-recourse to PHH and are repaid exclusively from the cash flows of the underlying Fleet leases.

As of December 21, 2011, $1.2 billion of Chesapeake variable funding notes and $350 million of Chesapeake Series 2011-2 notes are revolving in nature.  During the revolving period, the monthly collection of lease payments allocable to each outstanding series of notes creates availability to fund the acquisition of vehicles and/or equipment to be leased to customers.  Upon expiration of the revolving period of the related series of notes, the repayment of principal commences, amortizing monthly with the allocation of lease payments until the notes are paid in full.  See the attached Appendix B for further details concerning the Company’s fleet financing arrangements.

Conclusion

In summary, PHH has $9.8 billion in mortgage and fleet financing arrangements to support its ongoing business operations. In addition, it has $510 million of revolving credit facility availability and $322 million in unrestricted cash and cash equivalents as of December 21, 2011, to retire its unsecured debt maturing in 2012 and also fund its ongoing operations.  The Company’s fleet leasing operations are primarily funded through AAA rated asset-backed debt and the Company’s mortgage operations are primarily funded through mortgage warehouse and gestation facilities backed by closed loans pre-sold to, or sold pursuant to programs sponsored by, Fannie Mae, Freddie Mac and Ginnie Mae.

Forward-Looking Statements

Certain statements herein are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements concerning expected future liquidity, mortgage originations, interest rates, and availability and renewal of financing arrangements. Generally, forward looking-statements are not based on historical facts but instead represent only our current beliefs regarding future events. All forward-looking statements are, by their nature, subject to risks, uncertainties and other factors that could cause actual results, performance or achievements to differ materially from those expressed or implied in such forward-looking statements. Investors are cautioned not to place undue reliance on these forward-looking statements. Such statements may be identified by words such as “expects,” “anticipates,” “intends,” “projects,” “estimates,” “plans,” “may increase,” “may fluctuate” and similar expressions or future or conditional verbs such as “will,” “should,” “would,” “may” and “could.”

You should understand that forward-looking statements are not guarantees of performance or results and are preliminary in nature. You should consider the areas of risk described under the heading “Cautionary Note Regarding Forward-Looking Statements” and “Risk Factors” in our periodic reports filed with the U.S. Securities and Exchange Commission, including our most recent Annual Report on Form 10-K and Quarterly Reports on Form 10-Q, in connection with any forward-looking statements that may be made by us or our businesses generally. Such periodic reports are available in the “Investors” section of our website at http://www.phh.com and are also available at http://www.sec.gov. Except for our ongoing obligations to disclose material information under the federal securities laws, applicable stock exchange listing standards and unless otherwise required by law, we undertake no obligation to release publicly any updates or revisions to any forward-looking statements or to report the occurrence or non-occurrence of anticipated or unanticipated events.

APPENDIX A

Mortgage - $6.5 Billion of Financing Facilities

As of December 21, 2011, the details of the Company’s Mortgage segment financing arrangements are as follows:

($ in millions)	Committed Capacity	Uncommitted Capacity	Total Capacity	Amount Outstanding
Fannie Mae — PHH Mortgage Early Funding Programs	$1,000	$2,030	$3,030	$1,977
RBS — PHH Mortgage	500	200	700	217
CSFB — PHH Mortgage	350	N/A	350	172
Bank of America — PHH Mortgage	400	N/A	400	327
Barclays — PHH Mortgage	350	N/A	350	0
Wells Fargo — PHH Mortgage	300	N/A	300	28
Ally Bank — PHH Home Loans	75	N/A	75	25
CSFB — PHH Home Loans	325	N/A	325	236
Well Fargo — PHH Home Loans	150	N/A	150	123
Barclays — PHH Home Loans	150	N/A	150	14
JPMorgan — Gestation — PHH Mortgage	500	N/A	500	32
Bank of America — Landover Mortgage	15	N/A	15	8
Fannie Mae — PHH Mortgage Servicer Advance Facility	120	N/A	120	77
Total Mortgage Financing Arrangements	$4,235	$2,230	$6,465	$3,235

For further information, please see the Company’s most recent Annual Report on Form 10-K and Quarterly Reports on Form 10-Q filed with the U.S. Securities and Exchange Commission.  These reports are available in the “Investors” section of the Company’s website at http://www.phh.com and are also available at http://www.sec.gov.

APPENDIX B

Fleet Management - $3.3 Billion of Committed Financing Arrangements

As of December 21, 2011, the details of the Company’s Fleet segment financing arrangements are as follows:

($ in millions)	Committed Capacity	Amount Outstanding

Chesapeake Variable Funding Notes	$1,200	$1,033
Chesapeake Asset Backed Notes	1,458	1,458

Subtotal - Chesapeake Funding, LLC	2,658	2,490

FLRT Series 2010-1 Asset Backed Notes	110	110
FLRT Series 2010-2 Asset Backed Notes	559	421
Subtotal — FLRT	669	531
Total Fleet Financing Arrangements	$3,327	$3,021

For further information, please see the Company’s most recent Annual Report on Form 10-K and Quarterly Reports on Form 10-Q filed with the U.S. Securities and Exchange Commission.  These reports are available in the “Investors” section of the Company’s website at http://www.phh.com and are also available at http://www.sec.gov.